ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                          DSCB:15-1915

     In compliance with the requirements of 15 Pa.C.S. 1915
(relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:
     MERCER INSURANCE GROUP, INC.

2. The address of this corporation's current registered office in this Commonwealth or name of its commercial registered office provider and the county of venue is:
     ONE GLENHARDIE CORPORATE CENTER, 1275 DRUMMERS LANE
     WAYNE (CHESTER COUNTY), PENNSYLVANIA 19087

3. The corporation is incorporated under the provisions of the 1988 Business Corporation Law of the Commonwealth of Pennsylvania.

4.   The original date of its incorporation is: NOVEMBER 12, 1997

5.   (Check, and if appropriate complete, one of the following):

     _X_ The amendment shall be effective upon the filing of these Articles of Amendment in the Department of State.
     ___  The amendments shall be effective on:

6.   (Check one of the following):

     ___ The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. 1914(a) and (b).
     _X_ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. 1914 (c).

7. _X_ The amendment adopted by the corporation is as set forth in full in Exhibit A, attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 24th day of February, 1998.

                              MERCER INSURANCE GROUP, INC.


                              BY:   /s/ William C. Hart
                                 William C. Hart, President
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                            EXHIBIT A

                  MERCER INSURANCE GROUP, INC.

          RESOLVED, that the Articles of Incorporation of the Company be amended to add the following paragraph in full as Article EIGHTEENTH:

               "EIGHTEENTH:  A special meeting of the
          shareholders of the Corporation may be called
          only by:  (i) the Chief Executive Officer,
          (ii) the Executive Committee of the Board of
          Directors, or (iii) the Board of Directors
          pursuant to a resolution adopted by a
          majority of the total number of directors
          which the Corporation would have if there
          were no vacancies on the Board of Directors."
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